MP Materials Reports Second Quarter 2023 Results
Commenced production of separated rare earth products
Initial NdPr oxide shipments expected in Q3
Stage I REO sales and production volumes of 10,271 and 10,863 metric tons, respectively
Revenue of $64.0M and net income of $7.4M
Adjusted EBITDA of $27.0M
Diluted EPS of $0.04 and Adjusted Diluted EPS of $0.09

LAS VEGAS, August 3, 2023 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced financial results for the three months ended June 30, 2023.
“In recent weeks, MP Materials has begun producing refined rare earth products at Mountain Pass, an important milestone for the Company and in returning the full rare earth supply chain to the United States. We expect to report NdPr oxide shipments in the current quarter,“ said James Litinsky, Founder, Chairman and CEO of MP Materials. “While our financials were impacted by weaker commodity pricing, we continue our solid execution in our upstream concentrate business and in our downstream magnetics business in Texas.”
Litinsky added, “Achieving refined rare earth production is a milestone worth celebrating as we work relentlessly towards solidifying MP as the American champion in our industry.”

Second Quarter 2023 Financial and Operational Highlights

	For the three months ended June 30,		2023 vs. 2022
(unaudited)	2023	2022	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue(1)	$64,024	$143,562	$(79,538)	(55)%
Net income	$7,395	$73,269	$(65,874)	(90)%
Adjusted EBITDA(2)	$26,951	$109,952	$(83,001)	(75)%
Adjusted Net Income(2)(3)	$17,023	$79,609	$(62,586)	(79)%
Diluted EPS	$0.04	$0.38	$(0.34)	(89)%
Adjusted Diluted EPS(2)	$0.09	$0.41	$(0.32)	(78)%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	10,863	10,300	563	5%
REO sales volume (MTs)	10,271	10,000	271	3%
Realized price per REO MT(2)	$6,231	$13,918	$(7,687)	(55)%
Production cost per REO MT(2)	$1,938	$1,750	$188	11%
(1)The vast majority of our revenue pertains to product sales of our rare earth concentrate.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Production Costs, which is used in the calculation of production cost per REO MT. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. The definition of realized price per REO MT is also included in “Use of Non-GAAP Financial Measures” below.

(3)Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year period for comparability purposes.
Revenue decreased 55% year-over-year, driven by a 55% decrease in the realized price of rare earth oxide (“REO”) in concentrate partially offset by a 3% increase in sales volumes. The change in realized price reflects a significantly softer pricing environment for rare earth products as compared to the prior year period when recent pricing peaked. Metric tons (“MT”) of REO sold in the quarter increased year-over-year mainly due to the higher production volumes partially offset by further processing a portion of the volume of REO produced from Stage I operations for Stage II commissioning activities. The higher production volumes were driven in part by higher uptime.
Adjusted EBITDA decreased 75% year-over-year, driven by lower per-unit profitability, and higher personnel and other general and administrative costs, as well as advanced projects and development costs. The per-unit profitability decrease was driven primarily by the decline in realized prices discussed above, as well as higher production costs, partially offset by lower shipping costs. Production cost of $1,938 per MT of REO increased 11% year-over-year, mainly due to higher payroll costs, primarily as a result of increased headcount as we expand our workforce and ready our facilities to support separated rare earth (Stage II) production and slightly higher costs of materials and supplies.
Adjusted Net Income decreased by 79% year-over-year to $17.0 million, mainly due to the lower Adjusted EBITDA as well as higher depreciation expense resulting from an increase in capital assets placed into service over the last year. These declines were partially offset by increased interest and investment income earned on an increase in short-term investments as well as lower income tax expense primarily associated with the lower pre-tax income.
Net income decreased 90% year-over-year, primarily due to the factors driving the lower Adjusted Net Income discussed above, as well as costs incurred to support growth initiatives, start-up costs, and costs associated with the removal of legacy facilities at Mountain Pass. These impacts were partially offset by lower stock-based compensation expense compared to the prior year period, mainly due to the timing of grants and the accelerated method of recognizing expense for virtually all of our stock awards.
Diluted earnings per share (“EPS”) decreased 89% year-over-year to $0.04, in line with the lower net income discussed above. Adjusted Diluted EPS decreased 78% to $0.09 in line with the decrease in Adjusted Net Income discussed above.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except share and per share data, unaudited)	2023	2022	2023	2022
Revenue:
Product sales	$64,001	$139,183	$159,667	$300,938
Other sales	23	4,379	57	8,882
Total revenue	64,024	143,562	159,724	309,820

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	22,704	22,092	46,920	45,265
Selling, general and administrative	18,865	18,120	38,268	38,428
Advanced projects, start-up, development and other	7,222	1,769	15,502	3,587
Depreciation, depletion and amortization	12,203	5,407	20,325	10,667
Accretion of asset retirement and environmental obligations	227	419	454	837
Loss on sale or disposal of long-lived assets, net	2,320	1	4,810	258
Total operating costs and expenses	63,541	47,808	126,279	99,042
Operating income	483	95,754	33,445	210,778
Interest expense, net	(1,392)	(1,326)	(2,751)	(3,231)
Other income, net	13,821	2,212	27,514	2,406
Income before income taxes	12,912	96,640	58,208	209,953
Income tax expense	(5,517)	(23,371)	(13,366)	(51,133)
Net income	$7,395	$73,269	$44,842	$158,820

Earnings per share:
Basic	$0.04	$0.42	$0.25	$0.90
Diluted	$0.04	$0.38	$0.24	$0.83

Weighted-average shares outstanding:
Basic	176,984,917	176,527,570	176,933,605	176,442,043
Diluted	177,859,118	193,414,563	193,528,819	193,452,921

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unaudited)	2023	2022	2023	2022
Net income	$7,395	$73,269	$44,842	$158,820
Adjusted for:
Depreciation, depletion and amortization	12,203	5,407	20,325	10,667
Interest expense, net	1,392	1,326	2,751	3,231
Income tax expense	5,517	23,371	13,366	51,133
Stock-based compensation expense(1)	5,730	7,440	12,743	17,213
Start-up costs(2)	3,828	812	8,392	2,320
Transaction-related and other non-recurring costs(3)	2,160	119	5,482	136
Accretion of asset retirement and environmental obligations	227	419	454	837
Loss on sale or disposal of long lived-assets, net(4)	2,320	1	4,810	258
Other income, net(5)	(13,821)	(2,212)	(27,514)	(2,406)
Adjusted EBITDA	$26,951	$109,952	$85,651	$242,209
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Relates to certain costs included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations that do not qualify for capitalization incurred in connection with the initial commissioning and starting up of our separations capability at Mountain Pass and our metal alloy and magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include payroll of employees directly involved in such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to develop such capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs.
(3)The majority of the amounts for the three and six months ended June 30, 2023, are included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, professional services, and other costs associated with non-recurring transactions.
(4)Amounts for the three and six months ended June 30, 2023, principally relate to demolition costs incurred in connection with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(5)Principally comprised of interest and investment income.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unaudited)	2023	2022	2023	2022
Net income	$7,395	$73,269	$44,842	$158,820
Adjusted for:
Stock-based compensation expense(1)	5,730	7,440	12,743	17,213
Start-up costs(2)	3,828	812	8,392	2,320
Transaction-related and other non-recurring costs(3)	2,160	119	5,482	136
Loss on sale or disposal of long-lived assets, net(4)	2,320	1	4,810	258
Other	(21)	(30)	(41)	(224)
Tax impact of adjustments above(5)	(4,389)	(2,002)	(7,878)	(4,871)
Adjusted Net Income(6)	$17,023	$79,609	$68,350	$173,652
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Relates to certain costs included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operation that do not qualify for capitalization incurred in connection with the initial commissioning and starting up of our separations capability at Mountain Pass and our metal alloy and magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include payroll of employees directly involved in such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to develop such capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs.
(3)The majority of the amounts for the three and six months ended June 30, 2023, are included in “Advanced projects, start-up, development and other” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, professional services, and other costs associated with non-recurring transactions.
(4)Amounts for the three and six months ended June 30, 2023, principally relate to demolition costs incurred in connection with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(5)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 31.3%, 25.1%, 24.0% and 24.7% for the three and six months ended June 30, 2023 and 2022, respectively.
(6)Effective September 30, 2022, the Company no longer excludes depletion expense for purposes of calculating and presenting Adjusted Net Income, and has retroactively revised the prior year period for comparability purposes.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	For the three months ended June 30,		For the six months ended June 30,
(unaudited)	2023	2022	2023	2022
Diluted EPS	$0.04	$0.38	$0.24	$0.83
Adjusted for:
Stock-based compensation expense	0.03	0.04	0.07	0.09
Start-up costs	0.02	—	0.04	0.01
Transaction-related and other non-recurring costs	0.01	—	0.03	—
Loss on sale or disposal of long-lived assets, net	0.01	—	0.02	—
Tax impact of adjustments above(1)	(0.02)	(0.01)	(0.04)	(0.02)
Adjusted Diluted EPS	$0.09	$0.41	$0.36	$0.91

Diluted weighted-average shares outstanding	177,859,118	193,414,563	193,528,819	193,452,921
Assumed conversion of Convertible Notes(2)	15,584,409	—	—	—
Adjusted diluted weighted-average shares outstanding	193,443,527	193,414,563	193,528,819	193,452,921
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 31.3%, 25.1%, 24.0%, and 24.7% for the three and six months ended June 30, 2023 and 2022, respectively.
(2)The Convertible Notes were antidilutive for GAAP purposes for the three months ended June 30, 2023. For purposes of calculating Adjusted Diluted EPS, we have added back the assumed conversion of the Convertible Notes since they would not be antidilutive when using Adjusted Net Income as the numerator in the calculation of Adjusted Diluted EPS.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, unless otherwise stated, unaudited)	2023	2022	2023	2022
Cost of sales (excluding depreciation, depletion and amortization)	$22,704	$22,092	$46,920	$45,265
Adjusted for:
Stock-based compensation expense(1)	(795)	(506)	(1,917)	(1,221)
Shipping and freight	(1,995)	(3,508)	(4,283)	(6,752)
Other	(11)	(580)	(614)	(1,136)
Production Costs(2)	19,903	17,498	40,106	36,156
Divided by:
REO sales volume (in MTs)	10,271	10,000	20,486	21,706
Production cost per REO MT (in dollars)(2)	$1,938	$1,750	$1,958	$1,666
(1)Pertains only to the amount of stock-based compensation expense included in cost of sales.
(2)See “Use of Non-GAAP Financial Measures” below for definition and further information.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, August 3, 2023. To access the conference call, participants should dial 1-833-470-1428 and international participants should dial 1-929-526-1599 and enter the conference access number 297364. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.

About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.

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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the continued demand for rare earth markets and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of our results of operations and other financial and performance metrics, the Company’s ability to control costs, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of magnetic alloy and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including fluctuations and uncertainties related to demand for and pricing of rare earth products; changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; the impact of the global COVID-19 pandemic, on any of the foregoing risks; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Production Costs. We define Adjusted EBITDA as our GAAP net income before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; and other income or loss. Adjusted Net Income is defined as our GAAP net income excluding the impact of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; and other items that we do not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. Adjusted Diluted EPS is defined as GAAP diluted earnings per share (“EPS”) excluding the per share impact, using adjusted diluted weighted-average shares outstanding, of stock-based compensation expense; start-up costs; transaction-related and other non-recurring costs; gain or loss on sale or disposal of long-lived assets; and other items that we do not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. Our key performance indicator, realized price per REO MT, is calculated as the quotient of: (i) our GAAP product sales for a given period and (ii) our REO sales volume for the same period. Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is defined as our GAAP cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs attributable to certain other sales, for a given period. Production cost per REO MT is calculated as the quotient of: (i) our Production Costs for a given period and (ii) our REO sales volume for the same period.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provide an additional tool for investors to use in evaluating projected operating results and trends. MP Materials believes realized price per REO MT is an important measure of the market price of the Company’s concentrate product. Furthermore, MP Materials believes production cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s concentrate production efficiency. As we evolve as a business and transition from a producer of rare earth concentrate to a producer of separated rare earth products upon completing the commissioning of our Stage II project, the metrics that management anticipates using to evaluate the business may change or be revised. For example, in completing the transition to separated rare earth products, we may determine that production cost per REO MT, which is a metric focused solely on Stage I concentrate operations, and consequently, Production Costs, are no longer meaningful in evaluating and understanding our business or operating results. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Contacts

Investors:
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com